UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20649

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.
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ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

NOTICE OF ANNUAL MEETING

Date: Wednesday, March 1, 2017

Time: 9:00 A.M.

Place: Corporate Office of ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma  74012

Matters to be voted on:

1.	Election of six directors.

2.	Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for fiscal 2017.

3.	Proposal to approve, on an advisory basis, the compensation of our named executive officers.

4.	Any other business as may properly come before the shareholders at the meeting.

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.  This proxy statement has information about the annual meeting and was prepared by our management and our Board of Directors.  This proxy statement is first being sent to shareholders on or about February 1, 2017.  Please note that our annual report accompanies this mailing of the proxy statement.

By Order of the Board of Directors,

/s/ Scott Francis
Scott Francis, Vice President, Chief Financial Officer and Secretary
January 19, 2017

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PROXY STATEMENT

ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

PROXY STATEMENT FOR 2017 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who can attend the annual meeting?
All shareholders as of the record date, January 11, 2017.

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on January 11, 2017.  A total of 10,134,235 shares of common stock can vote at the annual meeting.  You get one vote for each share of common stock.  We do not recognize cumulative voting for the election of our directors.  The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting.  Sign and date the proxy card and mail it back to us in the enclosed envelope.  The proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal.  Unless you instruct otherwise, the proxyholders will vote for each of the six directors, for the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm and for the approval of executive compensation.

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting.  If other matters are properly presented at the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Can I change my vote after I return my proxy card?
Yes.  At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card.  We will honor the proxy card with the latest date.  Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.  Votes will be tabulated by an inspector of election appointed by our Board of Directors.  Abstentions from voting, which you may specify on the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm and the proposal for the approval of executive compensation, will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee may vote them on the proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm.  Uninstructed nominees are not permitted to vote for directors or on the proposal for the approval of executive compensation.  Broker nonvotes will be counted as present to determine if a quorum exists.

What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?
Together, they beneficially own 3,177,393 shares of our common stock, or 30.3% of the stock entitled to vote at the Annual Meeting.

Who are the largest principal shareholders?
David E. Chymiak, our Chairman of the Board and Chief Technology Officer, beneficially owns 2,683,403 shares (26.3%) of our common stock. His brother, Kenneth A. Chymiak, beneficially owns 2,234,366 shares (22.1%) of our common stock.

Who pays for this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.  None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out‑of‑pocket expenses incurred while assisting us in soliciting your proxy.

IDENTIFICATION OF OFFICERS

We have three executive officers.  Our officers are elected by our Board of Directors and serve at the pleasure of the Board of Directors.

David L. Humphrey

Biographical information for Mr. Humphrey, President and Chief Executive Officer since April 2012, is set forth below in Proposal No. 1, Election of Directors.

David E. Chymiak

Biographical information for Mr. Chymiak, Chief Technology Officer since April 2012, is set forth below in Proposal No. 1, Election of Directors.

Scott A. Francis

Scott A. Francis, 49, has been our Vice President and Chief Financial Officer since September 15, 2008 and was appointed Secretary on August 6, 2009.  Mr. Francis has over 25 years of finance and management experience.  Prior to joining ADDvantage, he served as a controller of accounting at Vanguard Car Rental USA, Inc. from June 2004 until September 2008.  Prior to that, he served as manager of financial reporting for WilTel Communications, Inc. from 1997 through May 2004.  Mr. Francis is a certified public accountant with a bachelor of business administration degree in accounting from Oklahoma State University.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the number of shares of common stock beneficially owned (as of January 11, 2017) by:

•	each person known by us who beneficially owns more than 5% of any class of our voting stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table on page 15; and

•	our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name and Address Of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)			Percent Of Class (1)

David E. Chymiak	2,683,403	(2)	(7)	26.3%
1221 East Houston
Broken Arrow, OK 74012

Kenneth A. Chymiak	2,234,366	(5)	(7)	22.1%
15512 Larsen Street
Overland Park, KS

Susan C. Chymiak	2,234,366	(6)	(7)	22.1%
15512 Larsen Street
Overland Park, KS

Thomas A. Satterfield, Jr.	867,000	(9)		8.6%
2609 Caldwell Mill Lane
Birmingham, AL 35243

David L. Humphrey	261,589	(3)		1.8%

Scott A. Francis	105,967	(4)		1.0%

Thomas J. Franz	50,326			*

Joseph E. Hart	13,447			*

James C. McGill	50,346			*

David W. Sparkman	12,315			*

All Executive Officers and Directors as a group (7 persons)	3,177,393	(8)		30.3%
____________________________
*  Less than one percent.
(1)
Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse.

(2)	Includes 38,334 shares subject to stock options which are fully exercisable.
(3)	Includes 226,666 shares subject to stock options which are fully exercisable.
(4)	Includes 83,334 shares subject to stock options which are fully exercisable.
(5)
Of the shares beneficially owned by Mr. Chymiak, 250,000 are held of record by him as trustee of the Ken Chymiak Revocable Trust and 1,796,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust.  Mr. Chymiak has sole voting and investment power over those shares held of record by him.  Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(6)
Of the shares beneficially owned by Ms. Chymiak, 1,796,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust and 250,000 are held of record by her spouse, Kenneth A. Chymiak as trustee of the Ken Chymiak Revocable Trust.  Ms. Chymiak has sole voting and investment power over those shares held of record by her.  Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(7)
Of the shares beneficially owned by Mr. David Chymiak, Mr. Kenneth Chymiak and Ms. Chymiak, 323,807 shares are owned by Chymiak Investment LLC.  Chymiak Investment LLC is equally-owned by Mr. David Chymiak, his spouse, Mr. Kenneth Chymiak and Ms. Chymiak.

(8)	Includes 348,334 shares subject to stock options which are fully exercisable.
(9)
Based on a Schedule 13G/A, filed on January 29, 2016, of Mr. Satterfield’s reported ownership, 35,000 shares are held jointly with Mr. Satterfield’s spouse; 1,000 shares are held individually by Mr. Satterfield’s spouse; 75,000 shares are held by Tomsat Investment & Trading Co., Inc., a corporation wholly-owned by Mr. Satterfield and of which he serves as President; and 300,000 shares are held by Caldwell Mill Opportunity Fund, which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Additionally, Mr. Satterfield has limited powers of attorney for voting and disposition purposes with respect to the following shares: A.G. Family L.P. (375,000 shares); Jeanette Satterfield Kaiser (31,000 shares); Richard W. Kaiser, III (15,000 shares); and David Satterfield (18,000 shares). These individuals and entities have the right to receive or the power to direct the receipt of the proceeds from the sale of their respective shares.

The following table provides information at September 30, 2016 with respect to compensation plans under which our equity securities are authorized for issuance.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	570,000	$2.73	434,211
Equity compensation plans not approved by security holders	0	0	0
Total	570,000	$2.73	434,211

PROPOSAL NO. 1
ELECTION OF DIRECTORS

All of the members of our current Board of Directors are included as Nominees to be elected at the annual meeting.  The directors will be elected for one-year terms expiring at the next annual meeting.  Our bylaws provide that our Board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution.  Our Board has established the number of directors for the 2017 fiscal year to be six.

Vote Required.  The six nominees receiving the highest number of votes will be elected.  Votes withheld for a nominee will not be counted.  You get one vote for each of your shares of common stock for each of the directorships.

Nominations.  At the annual meeting, we will nominate as directors the persons named in this proxy statement.  Although we do not know of any reason why one of these nominees might not be able to serve, our Board of Directors will propose a substitute nominee if any nominee is unavailable for election.

General Information About the Nominees.  All of the nominees are currently directors of ADDvantage.  Each has agreed to be named in this proxy statement and to serve as director if elected.  The ages listed for the nominees are as of January 11, 2017.

The following information, including principal occupation or employment for the past five or more years and a summary of each individual’s experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a director in light of our current business and structure, is furnished with respect to each nominee.

David E. Chymiak           Director since 1999

David E. Chymiak, 71, was appointed as our Company’s Chairman of the Board on August 12, 2014.  He was appointed as our Company’s Chief Technology Officer on April 2, 2012.  He was the Chairman of our Board from 1999 until April 2, 2012.  Since 1985, Mr. Chymiak has overseen the operations of our Cable Television segment.  Mr. Chymiak brings extensive experience with the various technologies and products within the cable television industry to our Board of Directors with respect to industry matters.  Mr. Chymiak also brings to the Board of Directors business leadership and corporate strategy.

David L. Humphrey               Director since April 2013

David L. Humphrey, 61, is currently our President and Chief Executive Officer since April 2, 2012.  Prior to joining the Company, from November 2011 to March 2012, Mr. Humphrey was the Chief Executive Officer of two start-up venture capital companies.  From 2010 to 2011, Mr. Humphrey was the Chief Executive Officer and Chief Financial Officer of TokenEx, an early-stage technology company focused on cyber security software, where he oversaw operations production, finance, purchasing, sales, product development and fund raising.  From 2003 to 2010, Mr. Humphrey was the Chief Operating Officer of Oklahoma Equity Partners, a venture capital fund, where he was responsible for all operations of the venture fund.  Mr. Humphrey graduated with a bachelor of science degree in chemical engineering from the University of Wisconsin and earned an MBA from Texas A&M University.  Mr. Humphrey served on the Board of Directors of MacroSolve, Inc. from 2004 to 2012 and during 2014.  As discussed below, director James C. McGill served in various executive and board of director positions with MacroSolve.  As our current President and Chief Executive Officer, Mr. Humphrey provides a management representative on the Board of Directors with extensive knowledge of our day-to-day operations.  As a result, he facilitates the Board of Directors’ access to timely and relevant information and its oversight of management’s strategy, planning and performance.  He has extensive experience in the management of companies in a wide range of industries and brings to the Board of Directors business leadership and corporate strategy.

Thomas J. Franz            Director since August 2007

Thomas J. Franz, 58, is currently head of TJ Franz & Associates, a firm specializing in profitability and contract CFO consulting for small and medium sized businesses, which he founded in 2003.    For the 10 years prior, he served as Chief Financial Officer for several businesses and served in a Chief Operating Officer role as well.  From 1983 to 1993 Mr. Franz held several public accounting roles for clients in the banking, government, venture capital, not for profit and financial services industries.  Mr. Franz is a certified public accountant with a bachelor of business administration degree from Oklahoma State University where he also received a masters degree in accounting.  Mr. Franz’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Joseph E. Hart             Director since August 2015

Joseph E Hart, 66, is currently the CEO of Aero Communications, Inc., which is a company that performs installation, maintenance, and network design and construction for the telecommunications industry, and has served in this capacity since November 2015.  From 2006 – 2014, Mr. Hart served as the Executive Vice President of Network Infrastructure Services and Operations for Goodman Networks, Inc., a provider of end-to-end network infrastructure, professional services and field deployment to the wireless telecommunications and satellite television industry.  For the previous 20 years, Mr. Hart served in various executive leadership positions for various telecommunication and wireless companies.  Mr. Hart holds a masters of science degree in systems management from the University of Southern California and bachelor of business administration degree from Baldwin-Wallace College.  Mr. Hart’s extensive management experience in operations and corporate strategy in the telecommunications industry allows him to provide significant input to our Board of Directors.

James C. McGill Director since August 2007

James C. McGill, 73, is currently the President of McGill Resources, which is a venture capital investment company, and has served in that capacity since 1987.  In 2015, Mr. McGill formed and owns Ediche, LLC, an importer of women’s clothing from South America to the United States.  He also served in various executive leadership and board of director positions of MacroSolve, Inc., which was a high technology company focused on wireless data collection, from 2002 – 2013.  In addition, he is a board member of numerous organizations in the Tulsa, Oklahoma area, and over the last 40 years he has served on numerous public company boards and has served as chief executive officer of several corporations.  Mr. McGill served on the MacroSolve audit committee for two years and on The IT Group, Inc. audit committee for 12 years as a member and eight years as its chairman. During his career, Mr. McGill has received 25 U.S. and foreign patents in the field of pollution control and has extensive experience in helping to develop early-stage and emerging companies.  Mr. McGill is a registered professional engineer with a bachelor of science degree in chemical engineering from The University of Tulsa where he graduated Cum Laude.  He is a member of the University’s College of Engineering and Applied Sciences Hall of Fame and was named a Distinguished Alumni in 2005.  Mr. McGill has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors.

David W. Sparkman          Director since December 2015

David W. Sparkman, 59, is currently the President of the financial consulting firm, Ulysses Enterprises, a role he assumed in November 2016 and in which he also served in 2009-2010.  Prior to the sale of the companies in October 2016, he was the Chief Financial Officer for a group of oil field service companies:  Acid Specialists, LLC; Frac Specialists, LLC; and Cement Specialists, LLC.  Mr. Sparkman served in that capacity beginning in September 2014, and prior to joining this group full-time in this capacity, he provided accounting and financial consulting services to these companies starting in April 2014.  From 2010 to 2011, Mr. Sparkman was the CFO for Great White Energy Services until this company was acquired by Archer Well Company in 2011, and then served as the North America Director of Finance for Archer Well Company until 2013.  Mr. Sparkman also spent 12 years with Dollar Thrifty Automotive Group serving in various accounting and finance-related senior management positions.  Mr. Sparkman is a certified public accountant (inactive) and holds a bachelor of business administration degree in accounting from the University of Arkansas where he graduated Cum Laude.  Mr. Sparkman’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the election of each nominee.

Board of Directors

Board Independence.  The Board of Directors has determined that Messrs. Franz, Hart, McGill and Sparkman have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of The NASDAQ Stock Market (“NASDAQ”) and the rules of the Securities and Exchange Commission implemented pursuant to the Sarbanes-Oxley Act of 2002.

Board Leadership Structure.  The Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board of Directors believes it is in our best interest to make this determination based on our current position and direction and the constitution of the Board of Directors and management team.  The Board of Directors evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.  The Board of Directors has determined that having the positions of Chairman and Chief Executive Officer separated is in the best interest of our shareholders at this time. The Chief Executive Officer is primarily responsible for our overall management and the development and implementation of our strategy, and he has access to the people, information and resources necessary to facilitate that function. The Chairman of the Board has extensive industry knowledge in the cable television industry and was the Chairman of the Board from 1999 to 2012.  The Board of Directors believes that separating the roles of Chief Executive Officer and Chairman is an appropriate leadership structure as it promotes the strengths and expertise of these two individuals currently serving on the Board of Directors.

Oversight of Risk Management.  It is management’s responsibility to manage our enterprise risks on a day-to-day basis.  The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk.

While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees.  The

Audit Committee reviews and discusses our major financial risk exposures and the steps management has taken to identify, monitor, and control such risks.  The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking.  The Corporate Governance and Nominating Committee is tasked with risks associated with corporate governance and compliance.

Committees of the Board.  The Board of Directors has three standing committees:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The following section describes the functions and membership of each committee and the number of times it met during our fiscal year ended September 30, 2016.

AUDIT COMMITTEE

The functions and members of the Audit Committee are set forth below.  The members of the Audit Committee are David W. Sparkman (Chairman), Thomas J. Franz and James C. McGill.  The Audit Committee met four times during fiscal year 2016.  All of the meetings were held prior to the reporting of our quarterly financial results.

Functions

•	Selects the firm that will serve as our independent registered public accounting firm;

•
Reviews scope and results of audits with our independent registered public accounting firm, compliance with any of our accounting policies and procedures and the adequacy of our system of internal controls;

•	Oversees quarterly reporting; and

•	Performs the other functions listed in the Charter of the Audit Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of three directors who are not officers.  Under currently applicable rules, each member is an independent director of the Company and meets the independence standards applicable for audit committee members under the rules of NASDAQ as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  The Audit Committee’s policy is to review and pre-approve all proposed engagements for audit or non-audit services rendered by our independent registered public accounting firm.  Under its pre-approval policy, the Audit Committee approved 100% of the services provided by HoganTaylor LLP (“HoganTaylor”) in 2016 as those services are described in the section entitled “Principal Accounting Fees and Services.”  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•	selected HoganTaylor as our independent registered public accounting firm for the audit of the fiscal 2016 financial statements and the review of the interim quarterly financial statements;

•	reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2016 with management;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•
based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2016 for filing with the Securities and Exchange Commission (the “SEC”).

Thomas J. Franz	James C. McGill	David W. Sparkman

Audit Committee Financial Expert

The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an “audit committee financial expert,” defined as a person who has the following attributes:

1)	an understanding of generally accepted accounting principles and financial statements;

2)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3)
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4)	an understanding of internal control over financial reporting; and

5)	an understanding of audit committee functions.

The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert.

Our Board of Directors has determined that each of Thomas J. Franz, James C. McGill and David W. Sparkman meets the definitions of an audit committee financial expert.

COMPENSATION COMMITTEE

The current members of the Compensation Committee are James C. McGill (Chairman), Thomas J. Franz, and Joseph E. Hart.  The Compensation Committee met five times during fiscal 2016.  The functions of the Compensation Committee are set forth below.

Functions

•	Evaluates performance and sets compensation and benefits of Chief Executive Officer;

•	Approves compensation and benefits programs of our other named executive officer(s);

•	Approves compensation and benefits of our non-employee Board of Directors; and

•	Performs the other functions listed in the Charter of the Compensation Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Composition and Delegation

The Compensation Committee of our Board of Directors is currently comprised of three directors who are not officers.  All functions of the Compensation Committee are to be performed by the Committee members and are not authorized to be delegated outside of the Committee.  Under currently applicable rules, each member is an “independent director” as defined under Rule 5605(a)(2) of NASDAQ, a “non-employee director” (within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934) and satisfies the requirements of an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The functions and members of the Corporate Governance and Nominating Committee are set forth below.  The current members of the Corporate Governance and Nominating Committee are Thomas J. Franz (Chairman), Joseph E. Hart, and James C. McGill.  The Committee met two times during fiscal year 2016.

Functions

•	Provides oversight of the governance of the Board of Directors;

•	Makes recommendations to the Board as a whole concerning board size, composition and compensation;

•	Identifies individuals qualified to become Board members;

•	Selects or recommends that the Board select the director nominees to stand for election at the annual meeting of shareholders;

•	Recommends to the Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board; and

•	Performs other functions listed in the Charter of the Corporate Governance and Nominating Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

The Corporate Governance and Nominating Committee is comprised of three directors who are not officers.  Under currently applicable rules, each member is an “independent director” as defined under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board.  After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, other than they be at least 21 years of age, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.  The Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience.

The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders.  The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination.  Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, other commitments and the like, personal references, and a written indication by the candidate of his or her willingness to serve, if elected, and evidence of the recommending person’s ownership of our stock sufficient to meet the stock ownership requirements described above.

BOARD MEETINGS

Our Board held six meetings during fiscal year 2016.  Each director attended all of the meetings of the Board and the committees on which he served.

Shareholder Communication with the Board of Directors and Committees

Communication with the Board of Directors or any of the Committees should be directed to the attention of Thomas J. Franz.  Written correspondence to Mr. Franz may be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012.  All shareholder communications directed to Mr. Franz will be promptly forwarded to him.  All Board members are encouraged, but not required, to attend our annual meeting.  Last year, all of our Board members (board members at the date of the meeting) attended our annual meeting.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetechnologies.com.  We intend to satisfy the disclosure requirements, including those of Item 406 of Regulation S-K, regarding certain amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In fiscal 2016, there were no related party transactions required to be disclosed under the SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports.  SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal year 2016.

Based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2016, we believe that these persons have complied with all applicable filing requirements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

We paid our non-employee directors $500 per quarter and $750 for each board meeting and $375 for each committee meeting or telephonic board or committee meeting the director attended.  The chairman of the Audit Committee receives an additional $375 per meeting, and the chairmen of the Compensation and Governance and Nominating Committees receive an additional $150 per meeting.  In addition, all directors are eligible to receive awards of restricted shares, which are subject to a 12-month holding period, or options to purchase shares of our common stock each year after the annual shareholders meeting.  These annual awards generally total $10,000 to $15,000 and have ranged between 1,000 and 8,982 shares.  We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our Board and any Board committee.  The following table reflects the total compensation earned by each non-employee director during the last fiscal year:

Fiscal Year 2016 Director Compensation

Name	Fees Earned or Paid in Cash	Restricted Stock Awards	Total Compensation

Thomas J. Franz (1) (2) (3)	$11,900	$15,000 (4)	$26,900
Joseph E. Hart (2) (3)	$9,875	$25,000 (5)	$34,875
James C. McGill (1) (2) (3)	$11,600	$15,000 (4)	$26,600
David W. Sparkman (1)	$8,000	$22,500 (6)	$30,500

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance and Nominating Committee.
(3)	Member of the Compensation Committee.
(4)
The amounts shown represent the total fair value of the stock award of 8,982 shares on the date of grant for fiscal 2016.  The fair value of the stock awards are amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.  The fair value of the stock award was based on the closing market price of the stock on the date of grant.

(5)
$10,000 represents the total fair value of the stock award of 4,465 shares on the date of the grant for fiscal 2016.  The fair value of the $10,000 stock award was amortized over the 5-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.  $15,000  represents the total fair value of the stock award of 8,982 shares on the date of grant for fiscal 2016.  The fair value of the stock award of $15,000 is amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.  The fair value of the stock awards were based on the closing market price of the stock on the dates of grants.

(6)
$7,500 represents the total fair value of the stock award of 3,333 shares on the date of the grant for fiscal 2016.  The fair value of the $7,500 stock award was amortized over the 3-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.  $15,000  represents the total fair value of the stock award of 8,982 shares on the date of grant for fiscal 2016.  The fair value of the stock award of $15,000 is amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.  The fair value of the stock awards were based on the closing market price of the stock on the dates of grants.

SUMMARY COMPENSATION TABLE

The following table reflects the compensation of the named executive officers of the Company for the fiscal years ended September 30, 2016 and 2015.

Name and Principal Position		Year	Salary		Bonus		Restricted Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total Compensation
David L. Humphrey	President and Chief Executive Officer	2016 2015	$ $	259,616 250,000	$ $	– –	$ $	15,000 15,000	$ $	– –	$ $	100,741 28,783	$ $	16,979 16,499	$ $	392,336 310,282

David E. Chymiak	Vice President, Chief Technology Officer	2016 2015	$ $	305,910 294,580	$ $	– –	$ $	15,000 15,000	$ $	− –	$ $	80,593 23,027	$ $	17,501 18,738	$ $	419,004 351,345

Scott A. Francis	Vice President, Chief Financial Officer and Secretary	2016 2015	$ $	181,731 175,000	$ $	– –	$ $	15,000 –	$ $	– –	$ $	70,519 20,148	$ $	13,694 13,357	$ $	280,944 208,505

(1)
The amounts shown are director and Company officer compensation and represent the total fair value of the stock award of 8,982 shares and 6,383 shares on the date of the grant to directors for fiscal 2016 and 2015, respectively.  Mr. Francis did not receive a fiscal 2015 restricted stock award.  The fair value of the stock awards are amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the years ended September 30, 2016 and 2015 for stock awards.  The fair value of the stock awards was based on the closing market prices of the stock on the dates of the grants.

(2)
The amounts shown represent expenses recognized in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the years ended September 30, 2016 and 2015 for stock option awards.  There were no forfeitures of stock option awards in fiscal 2016 or 2015.  All assumptions utilized to calculate the expense amounts shown above are set forth in Note 9 of the Notes to Consolidated Financial Statements for the year ended September 30, 2016.

(3)
Fiscal 2016 and Fiscal 2015 amounts were earned under the Senior Management Incentive Compensation Plan for fiscal 2016 and fiscal 2015 performance, respectively (see further discussion below), and the amounts were paid in the first quarter of fiscal 2017 and fiscal 2016, respectively.

(4)	Represents amounts paid by the Company on behalf of an officer for matching contributions to the Company’s qualified 401(k) plan plus an auto allowance received during the year.

Potential Payments Upon Termination or Change of Control

We have entered into Change of Control/Severance Agreements with Mr. Humphrey and Mr. Francis. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations.  Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent.

Under these agreements, payment of benefits will occur in most situations where the employee is terminated or resigns in connection with a Change in Control of the Company.  In this event, Mr. Humphrey and Mr. Francis will be paid (a) the amount of the six months’ monthly base salary being paid by the Company immediately preceding the Change of Control plus (b) an amount equal to one-half of the average of the aggregate annual bonus payments made by Company with respect to each of the two most recently completed fiscal years.

“Change of Control” as used in these agreements has a fairly customary definition designed to reflect that a fundamental change in beneficial ownership or control of the Company has occurred.  Specifically, the agreements incorporate the term a “change of control event”, as  defined in United States Treasury Regulations (“Regulations”) promulgated under section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) that results from an event in which a person comes to be the owner, directly or indirectly, of 50% or more of outstanding voting securities of the Company or its parent company or the transfer or disposition of all or substantially all of the assets of the Company, its parent or their successor or a person, acquires, directly or indirectly, the voting power to elect a majority of the members of the Board of the Company or its parent (other than in the normal course) or any other similar transaction or series of related transactions.

Senior Management Incentive Compensation Plan

In fiscal 2016, the Compensation Committee set the number of company performance targets, subject to revision at the discretion of the Compensation Committee, to four within the guidelines of the existing plan.  Two of the targets were based on financial targets of our two segments and had a bonus pool potential ranging from 5% to a maximum of 25% of the salaries of the named executive officers.  The other two targets were based on specific operating objectives for the company and had a bonus pool potential ranging from 15% to 25%.  The overall bonus pool was capped at a maximum of 50%.  The bonus pool would be allocated as follows:  David Humphrey – 40%, David Chymiak – 32% and Scott Francis – 28%.

In fiscal 2015, the Compensation Committee set the number of company performance targets, subject to revision at the discretion of the Compensation Committee, to four within the guidelines of the existing plan.  Two of the targets were based on financial targets of our two segments and had a bonus pool potential ranging from 5% to a maximum of 25% of the salaries of the named executive officers.  The other two targets were based on specific operating objectives for the company and had a bonus pool potential ranging from 10% to 20%.  The overall bonus pool was capped at a maximum of 50%.  The bonus pool would be allocated as follows:  David Humphrey – 40%, David Chymiak – 32% and Scott Francis – 28%.

Outstanding Equity Awards at September 30, 2016

The following table reflects the outstanding stock options held by the named executive officers of the Company as of September 30, 2016.  The named executive officers do have restricted stock (see the Restricted Stock Awards listed in the Summary Compensation Table on page 15), and none of the stock options reported in the table are subject to performance-related conditions.

Named Executive Officer	Number of Securities Underlying Options which are Exercisable	Number of Securities Underlying Options which are Unexercisable		Option Exercise Price	Option Expiration Date
David L. Humphrey	160,000	40,000	(1)	$2.45	4/2/2022
	66,666	33,334	(2)	$3.21	4/3/2024
David E. Chymiak	5,000	–		$3.45	3/6/2017
	33,334	16,666	(3)	$3.21	4/3/2024
Scott A. Francis	10,000			$3.01	9/16/2018
	40,000	10,000	(4)	$2.45	4/2/2022
	33,334	16,666	(3)	$3.21	4/3/2024

(1)
Options vest in 5 annual installments of 40,000 starting 04/02/2013, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

(2)
Options vest in 3 annual installments of 33,333 starting 04/03/2015, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

(3)
Options vest in 3 annual installments of 16,667 starting 04/03/2015, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

(4)
Options vest in 5 annual installments of 10,000 starting 04/02/2013, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of HoganTaylor as our independent registered public accounting firm to examine our financial statements for the fiscal year ending September 30, 2017.

Representatives from HoganTaylor will attend the Annual Meeting to answer appropriate questions and make statements if they desire.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the ratification of the appointment of HoganTaylor.

PRINCIPAL ACCOUNTING FEES AND SERVICES

HoganTaylor audited our financial statements for the fiscal years ended September 30, 2016 and 2015.  Our Audit Committee considered whether the provisions for the tax services and other services by HoganTaylor were compatible with maintaining their independence and determined that they were.

Fees Incurred by the Company for Services Performed by Audit Firms

The following table shows the fees for professional services provided by HoganTaylor for the audits of our annual financial statements for the years ended September 30, 2016 and 2015, respectively, and fees billed for other services during those periods.

	2016	2015
Audit Fees(1)	$125,500	$120,100
Audit-Related Fees(2)	6,551	3,000
Tax Fees(3)	25,500	27,095
All Other Fees	-	-
Total	$157,551	$150,195

1)
Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.

2)
Audit-Related Fees represent reimbursements of travel and other costs associated with audit services. For 2016, these fees also include fees for the Triton Miami, Inc. auditor work paper review in connection with the asset acquisition of Triton Miami, Inc.

3)	Tax Fees represent fees for annual tax return preparation and research of tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year, the Audit Committee approved all of the services performed by the independent registered public accounting firm.  The fees billed for these services approximated 100% of the pre-approved amounts.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.
Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.
Other Fees are those associated with services not captured in the other categories.  We generally do not request such services from the independent registered public accounting firm other than the annual audit of our Defined Contribution Plan.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe executive compensation is an important matter for our shareholders.  A fundamental principle of our executive compensation philosophy and practice continues to be pay for performance.  An executive officer’s compensation package is comprised of two components: (i) a base salary, which reflects individual performance and expertise, and (ii) incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time.  We believe that this type of compensation program is consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns.  We urge you to read the “Compensation of Directors and Executive Officers” section of this Proxy Statement for additional details on our executive compensation.

In accordance with the requirements of Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC, we are including in this proxy statement a separate proposal, commonly known as a “say-on-pay” proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay practices by voting for or against the resolution below.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement.  As an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.  The Company currently holds its say-on-pay vote every three years.  Shareholders have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years.  Both of these items were last considered by shareholders at the 2014 Annual Meeting.

If you abstain from voting on this matter, your abstention will have the effect of a vote against the proposal.  If you hold your shares through a broker and you do not instruct the broker how to vote on this proposal, your broker does not have authority to vote your shares.  Where no instructions are indicated, properly executed and unrevoked proxies will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

Recommendation of the Board of Directors:

The Board of Directors endorses our executive compensation program, as disclosed in this Proxy Statement, and recommends that our shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2017 Annual Meeting, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If you want to include a shareholder proposal in the proxy statement for the 2018 annual meeting, it must be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012, on or before October 1, 2017.  In addition, if you wish to present a proposal at the 2018 annual meeting that will not be included in our proxy statement and you fail to notify us by December 15, 2017, then the proxies solicited by our Board for the 2018 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above.  If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholder sees fit.

Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary.  We will promptly provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to ADDvantage Technologies Group, Inc., c/o Shareholder Relations, 1221 East Houston, Broken Arrow, Oklahoma, 74012, or by calling (918) 251-9121.  If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2016 at no charge by sending your request in writing to ADDvantage Technologies Group, Inc., c/o Scott A. Francis, Vice President, Chief Financial Officer & Secretary, 1221 East Houston, Broken Arrow, Oklahoma, 74012.   This document and other information may also be accessed from our website at www.addvantagetechnologies.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 1, 2017

Our proxy statement, our form of proxy and our annual report are available at http://materials.proxyvote.com/006743.

PROXY
ADDVANTAGE TECHNOLOGIES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Chymiak and David L. Humphrey, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on January 11, 2017 at the Annual Meeting of Shareholders of the Company to be held at 9:00 am CST on March 1, 2017, at the corporate office of ADDvantage Technologies Group, Inc. 1221 East Houston Street Broken Arrow, OK 74012, and at any and all adjournments or postponements thereof.

1.	Election of directors.

☐	FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxy as provided herein).

David E. Chymiak	David L. Humphrey	Thomas J. Franz
Joseph E. Hart	James C. McGill	David W. Sparkman

☐	WITHHOLD AUTHORITY to vote for all the nominees above.
Instructions:  To withhold authority for any individual nominee or nominees, write their name(s) here:

2.	Proposal to ratify the appointment of HoganTaylor as our independent registered public accounting firm for fiscal 2017.

☐ FOR          ☐ AGAINST        ☐ ABSTAIN

3.	Proposal to approve, on an advisory basis, the compensation of our named executive officers.

☐ FOR          ☐ AGAINST        ☐ ABSTAIN

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder.  If no specifications are made, this Proxy will be voted For Proposals 1, 2 and 3.  This Proxy is revocable at any time before it is exercised.

IMPORTANT:  Please date this and sign this Proxy exactly as name appears to the left.  If shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.   If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:                                                   , 2017

Signature(s) ____________________

Signature(s)    ____________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.